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COLLATERAL SUBORDINATION AGREEMENT

        This COLLATERAL SUBORDINATION AGREEMENT (the "Agreement") is entered into as of November 30, 2001, by and between IRONWOOD TELECOM LLC, a Colorado limited liability company ("Subordinated Creditor") and RFC CAPITAL CORPORATION, a Delaware corporation ("Senior Creditor").

        FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the loans, letters of credit, leases, advances, renewals or extensions, or other accommodations now or hereafter made by Senior Creditor, directly or indirectly, to or for the benefit of Ciera Network Systems, Inc. (the "Debtor") and certain affiliated companies, Subordinated Creditor and Senior Creditor agree as follows:

        1.    Description of Subordinated Collateral.    Subordinated Creditor represents and warrants to Senior Creditor that (a) the only collateral, assurances, or security held for Debtor's indebtedness to Subordinated Creditor is a junior security interest in the following property of Debtor: (i) Debtor's customer base as it relates solely to those customers who were customers of Incomnet Communications Corporation, a Delaware corporation ("ICC"), at the date of Debtor's purchase of ICC's assets, including, but not limited to, all past and present customer contracts, agreements, lists, documents, computer tapes, letters of agency or other arrangements, any customer list relating thereto, and any information regarding contracts, agreements, goodwill and other intangible assets associated therewith (the "Customer Base"), and (ii) all of Debtor's accounts, accounts receivable, contract rights, chattel paper, general intangibles, income or other tax refunds, proceeds of letters of credit, preference recoveries and all claims in respect of any transfers of any kind, instruments, negotiable documents, notes, drafts, acceptances and other forms of obligations, all contracts, books, records, ledger cards, computer programs, and other documents or property, but only to the extent that such items relate solely to the Customer Base (the "Accounts") (the Customer Base and the Accounts are collectively referred to herein as the "Subordinated Collateral"), evidenced by a certain Security Agreement, dated November 30, 2001, attached hereto as Exhibit A; (b) the Subordinated Collateral has not been subordinated by Subordinated Creditor in favor of or sold, assigned, pledged or otherwise transferred or encumbered, in whole or in part, to any other person, entity or corporation; and (c) Subordinated Creditor has the full right, power and authority to enter into this Agreement.

        2.    Subordination.    Subordinated Creditor hereby subordinates all security interests and lien rights it may have in the Subordinated Collateral to the security interests and lien rights Senior Creditor possesses or at any time may possess in the same.

          (a)    Permitted Payments.    Subject to Sections 2(b) and 2(c) below, Debtor may pay to Subordinated Creditor regularly scheduled payments in connection with Debtor's indebtedness to Subordinated Creditor. Except as otherwise permitted in the preceding sentence, no distribution of any kind shall be made in connection with Debtor's indebtedness to Subordinated Creditor, without Senior Creditor's prior written consent.

          (b)    No Payments Upon Default.    No amount in respect of Debtor's indebtedness to Subordinated Creditor shall be paid by Debtor, or accepted by Subordinated Creditor, whether in cash, property, securities or otherwise, if there exists, or would exist after giving effect to such proposed payment, any "Event of Default" or default as defined or provided under any agreement relating to Debtor's indebtedness to Senior Creditor or any agreement for the refinancing or refunding thereof or under promissory notes or other agreement of Debtor with Senior Creditor (a "Default"); provided, however, that notwithstanding the foregoing restrictions, Subordinated Creditor may receive any payment which was suspended hereunder upon the payment in full of all indebtedness of Debtor to Senior Creditor and the irrevocable termination of any and all loan documents relating thereto.

          (c)    No Payments Upon Bankruptcy, etc.    In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, sale or transfer of any material asset or interest in Debtor, or other similar proceedings or transactions in connection therewith, relative to Debtor, to its creditors, or to its properties, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of Debtor, whether or not involving insolvency or bankruptcy, Senior Creditor shall be entitled to receive payment of all proceeds of the Subordinated Collateral until all indebtedness owed Senior Creditor is indefeasibly paid in full, including, without limitation, interest, fees, or expenses accruing subsequent to the filing of a petition in any such insolvency or bankruptcy proceeding, notwithstanding any law, rule or regulation that would otherwise limit Senior Creditor's right to receive such "post-petition" interest, fees, or expenses before Subordinated Creditor is entitled to receive any payment of proceeds from the Subordinated Collateral.

        3.    Legend.    Subordinated Creditor shall cause all security agreements, financing statements and other instruments and agreements evidencing any Subordinated Collateral to bear an appropriate legend referring to this Agreement and reciting that same are subject to the provisions hereof, and agrees to cause any modification or supplement of any such instrument to bear such legend.

        4.    Turnover of Payments.    Except as provided in Section 2(a) hereof, if, prior to the satisfaction of the indebtedness owed to Senior Creditor, Subordinated Creditor receives from any source whatsoever including, but not limited to, receipt resulting from the exercise by any court of its legal or equitable powers, any payment with respect to the Subordinated Collateral, Subordinated Creditor shall forthwith deliver such payment or security to Senior Creditor, in precisely the form received, except for Subordinated Creditor's indorsement when necessary, such payment or security shall be held in trust by Subordinated Creditor as the property of Senior Creditor. In the event of the failure of any Subordinated Creditor to indorse any instrument for the payment of money so received by such Subordinated Creditor, Senior Creditor is irrevocably appointed attorney for such Subordinated Creditor with full power to make such indorsement and with full power of substitution.

        5.    Standstill.    Subordinated Creditor agrees, so long as any part of the indebtedness owed to Senior Creditor remains outstanding, until 75 days after Subordinated Creditor has provided written notice to Senior Creditor of a default or event of default under the terms of the indebtedness owed to Subordinated Creditor, Subordinated Creditor will not (a) take any action or exercise any remedies against the Subordinated Collateral or third party which is subject to any security interests, liens, mortgages, assignments, pledges, chattel mortgages, guarantees, sureties, hypothecations, subordinations, or any other property or security, whether now existing or acquired hereafter, held by or in favor of Senior Creditor to secure or assure the payment of the indebtedness owed to Senior Creditor (collectively the "Senior Collateral"), or (b) delay, impede or otherwise interfere with the efforts of Senior Creditor in connection with the realization of the Senior Collateral, the Subordinated Collateral, or application of the proceeds thereof.

        6.    Mutual Consent.    Notwithstanding any provision in any promissory notes, security agreements, mortgages, financing statements and other instruments and agreements evidencing any indebtedness owed to Senior Creditor, the Senior Creditor hereby consents to the Debtor granting the Subordinated Collateral to the Subordinated Creditor. Notwithstanding any provision in any promissory notes, security agreements, mortgages, financing statements and other instruments and agreements evidencing any indebtedness owed to Subordinated Creditor, the Subordinated Creditor hereby consents to the Debtor granting the Senior Collateral to the Senior Creditor.

        7.    No Waiver.    No action which Senior Creditor, or Debtor with the consent of Senior Creditor, may take or refrain from taking with respect to the indebtedness owed to Senior Creditor, or any note or notes representing the same, or any Senior Collateral therefor, including a waiver or release thereof, or any agreement or agreements (including guaranties) in connection therewith, shall affect this

Agreement or the obligations of Subordinated Creditor hereunder. Without limitation, the subordination of Subordinated Creditor shall in no way be affected or impaired by, and Subordinated Creditor hereby irrevocably consents to: (a) any amendment, restatement, alteration, extension, renewal, waiver, indulgence or other modification of any loan documents; (b) any settlement or compromise in connection with the indebtedness owed to Senior Creditor; (c) any substitution, exchange, release or other disposition of all or any part of the Senior Collateral; (d) any failure, delay, neglect, act or omission by the Senior Creditor to act in connection with the Senior Collateral; or (e) any advances for the purpose of performing or curing any term or covenant contained in the documents or agreements evidencing the indebtedness owed to Senior Creditor to which Debtor shall be or would otherwise be in default. The obligations and agreements of the Subordinated Creditor shall be unconditional and continuing, notwithstanding any defect in the genuineness, validity, regularity or enforceability of the documents or agreements evidencing the indebtedness owed to Senior Creditor or the Senior Collateral or any other circumstances whether or not referred to herein, which might otherwise constitute a legal or equitable discharge or a defense of the Subordinated Creditor.

        8.    Intercreditor.    Subordinated Creditor hereby acknowledges and agrees that the security, assignment, mortgage or other interest of Senior Creditor in the Senior Collateral shall have priority to the extent of the indebtedness owed to Senior Creditor secured thereby over any right, security interest, lien or claim Subordinated Creditor may now have or hereafter have therein or thereto, including, without limitation, any rights with respect to the Subordinated Collateral. The priorities established hereby shall be irrespective of the time or order of attachment or perfection of security interests, liens or claims or the time or order of filing of financing statements or the giving of or failure to give notices of purchase money security interests or otherwise. Subordinated Creditor hereby waives, to the extent permitted by applicable law, all rights to notice of sale or other intended disposition of the Senior Collateral by Senior Creditor. Except with respect to the application of proceeds of disposition of the Senior Collateral remaining after (a) payment of the expense of retaking, holding, preparing for sale or lease, selling, or leasing the Senior Collateral and (b) satisfaction of the indebtedness owed to Senior Creditor, Senior Creditor shall not have any liability or obligation, expressed or implied, to Subordinated Creditor for any act (whether of omission or commission and whether based upon any error of judgment or mistake of law or fact) with respect to the collectibility, enforceability, or validity of the Senior Collateral or with respect to the handling, disposition or release of the Senior Collateral nor shall anything contained herein, or in any prior agreement or understanding, be deemed to create any duty on the part of Senior Creditor to extend or continue to extend financial accommodations to Debtor. Subordinated Creditor further agrees to release its lien, security interest, mortgage or other lien or encumbrance against the Senior Collateral upon the request of Senior Creditor to the extent necessary to permit Senior Creditor to repossess or sell the Senior Collateral or any portion thereof, or to permit the Debtor to transfer the Senior Collateral, any portion thereof, to any third party after default, provided, however, that Subordinated Creditor shall retain a lien on the proceeds thereof to the extent that any excess over and above the indebtedness owed to Senior Creditor remains after the sale of the Senior Collateral. In the event of forbearance or workout arrangements, or any insolvency or bankruptcy proceedings relative to Debtor, Subordinated Creditor agrees that it will fully cooperate with Senior Creditor and will not take any action to delay, impede, oppose, or otherwise interfere with efforts or actions taken by Senior Creditor with respect to any actions, proceedings, motions, orders, agreements or other matters arising in or related to such insolvency or bankruptcy proceedings, including but not limited to, any actions, proceedings, motions, orders, agreements or other matters relating to relief from any automatic stay provisions, abandonment of property, use of cash collateral, sale of the Senior Collateral free and clear of liens, the recovery of fees and expenses in connection with such proceedings, the voting on any plan of reorganization either with respect to a claim in respect of the indebtedness owed to Senior Creditor or the indebtedness owed to Subordinated Creditor, filing and prosecution of claims, or making any election permitted by the Bankruptcy Code, Title 11, United States Code, or otherwise.

        9.    Bankruptcy Claims.    Without the prior written consent of the Senior Creditor, with respect to any security interest or mortgage with respect to the Senior Collateral or the Subordinated Collateral, Subordinated Creditor, agrees not to assert any right it may have to "adequate protection" payments in respect of its interest in such property in any Bankruptcy proceeding, or to initiate proceedings to enforce any "secured claims" under Section 506 of Title 11 of the United States Code, 11 U.S.C. Section 101, et seq. (the "Bankruptcy Code"), without the prior written consent of the Senior Creditor. Subordinated Creditor waives any claim that it may now or hereafter have against the Senior Creditor arising out of any proceeding instituted under Chapter 11 of the Bankruptcy Code related to the Senior Creditor's election of the application of Section 1111(b)(2) of the Bankruptcy Code and/or Senior Creditor's right to adequate protection in connection with any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by Debtor as debtor in possession. To the extent that the Senior Creditor receives payments on, or proceeds of the Senior Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receive or any other party under any bankruptcy law, state or federal laws, common law or equitable cause, then, to the extent of such payment or proceeds received, the indebtedness owed to Senior Creditor, or part thereof, intended to be satisfied shall be revived and the Senior Creditor's security interest in the Senior Collateral shall continue in full force and effect as if such payments or proceeds had not been received by the Senior Creditor.

        10.    In Writing.    No waiver shall be deemed to be made by Senior Creditor of any of its rights hereunder unless the same shall be in writing and then only with respect to the specific instance involved, and shall in no way impair or offset the rights of Senior Creditor or the obligations of Subordinated Creditor in any other respect or at any other time.

        11.    Successors and Assignment, Venue.    This Agreement shall be binding upon Subordinated Creditor and Debtor and their respective legal representatives, heirs, successors and assigns and shall inure to the benefit of Senior Creditor and its respective legal representatives, heirs, successors and assigns. References herein to the binding effect of this Agreement shall not be deemed to constitute consent or acquiescence in the sale, assignment, pledge or other transfer or encumbrance of the Subordinated Collateral by Subordinated Creditor. This Agreement shall be construed and enforced in accordance with and governed by the law of the State of Ohio. In the event of a dispute under this Agreement, or in the event a party seeks to enforce performance of this Agreement, the parties acknowledge that there is sufficient contact with Franklin County, Ohio under this Agreement that any judicial resolution of such disputes or any proceedings to judicially enforce such rights and obligations may be brought in the Common Pleas Court of Franklin County, Columbus, Ohio, or, if there exists federal jurisdiction, in the United States District Court for the Southern District of Ohio.

        12.    Jury Trial Waiver.    THE PARTIES TO THIS AGREEMENT HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE PARTIES HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        13.    Notice.    Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) one day after the same is sent to the address set forth below such party's signature line below if sent by recognized overnight delivery service, (b) upon confirmation of electronic communication if sent by telecopier, or (c) upon delivery to such address if personally delivered.

        Each of the parties has executed this Agreement as of the date set forth above.

SUBORDINATED CREDITOR:
IRONWOOD TELECOM, LLC
By:

Its:

Notice Address:

Attn:

Facsimile:

SENIOR CREDITOR:
RFC CAPITAL CORPORATION
By:

Jeffrey A. Martin, Assistant Vice President—Credit
Notice Address:
130 East Chestnut Street Suite 400 Columbus, Ohio 43215 Attn: Jeffrey A. Martin, Vice President Facsimile: (614) 799-7980

        Debtor hereby acknowledges notice of the within and foregoing Collateral Subordination Agreement and agrees to be bound by all of the terms, provisions and conditions hereof.

DEBTOR:
CIERA NETWORK SYSTEMS, INC.
By:

Its:

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COLLATERAL SUBORDINATION AGREEMENT